COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER RESULTS
Cash Flow Positive Throughout Second Quarter

Acquires Bourbon Orleans Hotel in New Orleans and Henderson Park Inn in Destin, Florida

BETHESDA, Maryland, Thursday, August 5, 2021 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter ended June 30, 2021.

Second Quarter 2021 Highlights:

•Net Loss: Net loss was $19.1 million and loss per diluted share was $0.10.
•Comparable Revenues: Comparable total revenues increased 514.8% from the second quarter of 2020.
•Comparable RevPAR: Comparable RevPAR was $107.56, an increase of 563.1% from second quarter of 2020.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $29.0 million, a $31.6 million improvement from the first quarter of 2021.
•Adjusted EBITDA: Adjusted EBITDA was $19.8 million, a $29.4 million increase from the first quarter of 2021.
•Adjusted FFO: Adjusted FFO was $11.1 million and Adjusted FFO per diluted share was $0.05.
•Liquidity: The Company ended the second quarter with $638.9 million total liquidity comprised of $192.9 million of unrestricted corporate cash, $46.0 million of unrestricted cash at its hotels and full capacity under the Company’s $400 million revolving credit facility. The Company has remained cash flow positive since March 2021.
•Dispositions: On April 30, 2021, the Company sold the partially rebuilt Frenchman's Reef Marriott Resort & Spa and Noni Beach, Autograph Collection project in St. Thomas, U.S.V.I. (collectively, “Frenchman’s Reef”). On June 30, 2021, the Company sold the Lexington Hotel New York for $185.3 million.

Recent Developments:
•Hotel Acquisitions: The Company acquired the Bourbon Orleans Hotel in New Orleans, Louisiana on July 29, 2021 and the Henderson Park Inn in Destin, Florida on July 30, 2021. These acquisitions are consistent with the Company's portfolio strategy to invest in high-quality, leisure-oriented properties located in high barrier-to-entry markets. These acquisitions increase the Company's exposure to resort and leisure-oriented hotels to 34.0%.
•Preliminary July Results: Preliminary RevPAR for July was $166.05, a 373.6% increase from July 2020 and a 11.8% decline from July 2019. Preliminary July ADR was $239.81, a 15.8% increase over July 2020 and a 5.1% increase over July 2019.

“The second quarter demonstrated a rapid return of travel demand and exceeded our internal expectations” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. "The majority of our portfolio turned cash flow positive during the quarter and we now expect DiamondRock to be cash flow positive for the full year 2021. In addition to stronger than expected profits, we have made significant portfolio enhancements to position the Company for a strong recovery as travel demand continues to improve. Earlier this year, we sold our development project in the U.S. Virgin Islands and a challenging hotel in New York City and redeployed a portion of those proceeds into one of the best located boutique hotels in the French Quarter of New Orleans and a lifestyle beachfront resort in Destin, Florida. With our strong balance sheet, DiamondRock is focused on external growth as well as internal return-on-investment opportunities like the upbrandings at our Vail and Sonoma resorts.”

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results exclude our 2021 dispositions for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended June 30,			Change From
	2021	2020	2019	2020	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$221.79	$175.76	$248.50	26.2%	(10.7)%
Occupancy	48.5%	9.2%	82.3%	39.3%	(33.8)%
RevPAR	$107.56	$16.22	$204.41	563.1%	(47.4)%
Total RevPAR	$154.45	$25.16	$296.90	513.9%	(48.0)%
Revenues	$124.8	$20.3	$239.6	514.8%	(47.9)%
Hotel Adjusted EBITDA	$29.0	$(26.8)	$83.5	208.2%	(65.3)%
Hotel Adjusted EBITDA Margin	23.27%	(131.63)%	34.82%	15,490 bps	(1,155) bps
Available Rooms	807,869	807,625	807,170	244	699

Actual Operating Results
Revenues	$124.8	$20.4	$257.9	511.8%	(51.6)%
Net (loss) income	$(19.1)	$(73.4)	$29.1	74.0%	(165.6)%
(Loss) income per diluted share	$(0.10)	$(0.36)	$0.14	72.2%	(171.4)%
Adjusted EBITDA	$19.8	$(37.0)	$81.1	153.5%	(75.6)%
Adjusted FFO	$11.1	$(41.0)	$65.1	127.1%	(82.9)%
Adjusted FFO per diluted share	$0.05	$(0.20)	$0.32	125.0%	(84.4)%

(1) The amounts for all periods presented exclude the two hotels sold during 2021, Frenchman's Reef and The Lexington Hotel, and does not adjust for hotels that have suspended operations.

	Six Months Ended June 30,			Change From
	2021	2020	2019	2020	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$219.95	$213.39	$234.54	3.1%	(6.2)%
Occupancy	38.9%	34.1%	77.5%	4.8%	(38.6)%
RevPAR	$85.46	$72.72	$181.66	17.5%	(53.0)%
Total RevPAR	$123.03	$112.47	$268.35	9.4%	(54.2)%
Revenues	$197.7	$181.7	$430.8	8.8%	(54.1)%
Hotel Adjusted EBITDA	$29.7	$(5.2)	$131.5	671.2%	(77.4)%
Hotel Adjusted EBITDA Margin	15.02%	(2.88)%	30.52%	1,790 bps	(1,550) bps
Available Rooms	1,606,709	1,615,250	1,605,184	(8,541)	1,525

Actual Operating Results
Revenues	$197.7	$190.4	$460.3	3.8%	(57.0)%
Net (loss) income	$(190.7)	$(108.1)	$38.1	(76.4)%	(600.5)%
(Loss) income per diluted share	$(0.92)	$(0.53)	$0.19	(73.6)%	(584.2)%
Adjusted EBITDA	$10.2	$(25.2)	$130.2	140.5%	(92.2)%
Adjusted FFO	$(13.7)	$(32.6)	$107.1	58.0%	(112.8)%
Adjusted FFO per diluted share	$(0.06)	$(0.16)	$0.53	62.5%	(111.3)%
(1) The amounts for all periods presented exclude the two hotels sold during 2021, Frenchman's Reef and The Lexington Hotel, and does not adjust for hotels that have suspended operations.

Hotel Operations

The following tables provide operating information for the six months ended June 30, 2021 and preliminary operating information for July 2021:

	January 2021	February 2021	March 2021	April 2021	May 2021	June 2021	Preliminary July 2021
Comparable Operating Results (1)
Number of Hotels	29	29	29	29	29	29	29
Number of Rooms	8,878	8,878	8,878	8,878	8,878	8,878	8,878
Occupancy	21.7%	29.6%	36.1%	39.1%	47.5%	59.0%	69.2%
ADR	$192.00	$215.29	$232.94	$224.72	$220.61	$220.83	$239.81
RevPAR	$41.61	$63.72	$84.05	$87.81	$104.77	$130.20	$166.05
Total RevPAR	$62.45	$93.83	$117.72	$128.41	$153.20	$181.77	$228.84
2021 vs 2019 (1)
Occupancy change in bps	(4,227) bps	(4,532) bps	(4,306) bps	(4,213) bps	(3,270) bps	(2,648) bps	(1,333) bps
ADR Rate % change	(4.3)%	(0.2)%	(1.1)%	(7.5)%	(12.7)%	(11.6)%	5.1%
RevPAR % change	(67.6)%	(60.6)%	(54.9)%	(55.5)%	(48.3)%	(39.0)%	(11.8)%
Total RevPAR % change	(68.5)%	(62.0)%	(57.0)%	(55.0)%	(48.8)%	(40.5)%	(13.3)%
(1) The amounts for all periods presented exclude the two hotels sold during 2021, Frenchman's Reef and The Lexington Hotel, and does not adjust for hotels that have suspended operations.

On January 3, 2021, the Company suspended operations at the Chicago Marriott Downtown Magnificent Mile due to lack of travel demand and new governmental restrictions put in place. The hotel was reopened on April 15, 2021. Following the reopening of the Hilton Garden Inn New York/Times Square Central on May 3, 2021 and the Courtyard New York Manhattan/Fifth Avenue on June 1, 2021, all of the Company’s hotels are now open. The Company will continue to aggressively manage costs at all of its hotels and ensure appropriate cleanliness and safety protocols. The Company is carefully monitoring demand trends and adjusted sales strategies and staffing to respond rapidly in a changing environment.

Hotel Dispositions

On June 30, 2021, the Company sold The Lexington Hotel New York for $185.3 million. Including the Company’s projected capital expenditures, the sale price represents a 14.2x multiple on 2019 Hotel EBITDA and a 5.4% capitalization rate on 2019 hotel net operating income. The sale reduced the Company’s exposure to New York City by almost 48% based on number of rooms. Also in the second quarter, the Company completed the sale of Frenchman’s Reef, a partially rebuilt resort in the US Virgin Islands, for $35.0 million in cash consideration, as well as a participation right in the future profits of the hotel once certain return metrics are achieved. The projected cost to complete the rebuild project exceeded $170 million. These two sales combined created significant investment capacity for the Company to pursue its external growth strategy.

Capital Expenditures

The Company invested approximately $16.9 million in capital improvements at its operating hotels during the six months ended June 30, 2021. The Company spent approximately $2.7 million on the rebuild of Frenchman's Reef during the six months ended June 30, 2021 and has no further obligation to fund any additional amounts related to the rebuild following the sale of the property on April 30, 2021.

The Company expects to spend approximately $55 million on necessary capital improvements and a select few transformational projects with attractive returns on investment in 2021. Significant projects include the following:

•The Lodge at Sonoma: The Company completed an upgrade renovation to reposition and rebrand the hotel to an Autograph Collection Hotel. The renovation includes a new restaurant by celebrity chef Michael Mina.
•Vail Marriott Mountain Resort: The Company plans to complete the final phase of a multi-year renovation to rebrand the resort as The Hythe Vail, a Luxury Collection Hotel in the fourth quarter of 2021.
•JW Marriott Denver Cherry Creek: The Company plans to complete renovations in the second half of 2021 to rebrand the hotel as Hotel Clio, a Luxury Collection Hotel at the start of 2022.
•Margaritaville Beach House Key West: The Company plans to invest $3 million to convert the Barbary Beach House Key West to the Margaritaville Beach Resort Key West in the fall of 2021.

Balance Sheet and Liquidity

As of June 30, 2021, the Company's liquidity was $638.9 million and is comprised of $192.9 million of unrestricted corporate cash, $46.0 million of unrestricted cash at its hotels and $400.0 million of capacity on its senior unsecured credit facility. As of June 30, 2021, the Company had $1.0 billion of total debt outstanding, which consisted of $590.1 million of property-specific, non-recourse mortgage debt, $400.0 million of unsecured term loans and no outstanding borrowings on its $400.0 million senior unsecured credit facility. The Company has no debt maturities until 2022. The acquisitions of the Bourbon Orleans and the Henderson Park Inn were funded by unrestricted corporate cash on hand.

Dividends

The Company declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock to shareholders of record as of June 18, 2021. This dividend was paid on June 30, 2021. The

Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Earnings Call

The Company will host a conference call to discuss its second quarter results on Friday, August 6, 2021, at 8:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 1363067. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company currently owns 31 premium quality hotels with over 9,100 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
ASSETS	(unaudited)
Property and equipment, net	$2,439,555	$2,817,356
Right-of-use assets	99,982	96,673
Restricted cash	26,686	23,050
Due from hotel managers	89,326	69,495
Prepaid and other assets (1)	20,582	28,403
Cash and cash equivalents	192,942	111,796
Total assets	$2,869,073	$3,146,773
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$587,972	$595,149
Unsecured term loans, net of unamortized debt issuance costs	398,275	398,550
Senior unsecured credit facility	—	55,000
Total debt	986,247	1,048,699

Lease liabilities	106,480	104,973
Deferred rent	58,633	56,344
Due to hotel managers	86,071	95,548
Unfavorable contract liabilities, net	63,916	64,796
Accounts payable and accrued expenses (2)	33,502	46,542
Deferred income related to key money, net	7,809	10,946
Total liabilities	1,342,658	1,427,848
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 210,303,850 and 210,073,514 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	2,103	2,101
Additional paid-in capital	2,288,070	2,285,491
Accumulated deficit	(771,318)	(576,531)
Total stockholders’ equity	1,518,903	1,711,109
Noncontrolling interests	7,512	7,816
Total equity	1,526,415	1,718,925
Total liabilities and equity	$2,869,073	$3,146,773

(1) Includes $9.0 million and $10.7 million of prepaid expenses and $11.6 million and $15.3 million of other assets as of June 30, 2021 and December 31, 2020, respectively, and $2.4 million of insurance receivables as of December 31, 2020.

(2) Includes $11.6 million and $15.2 million of accrued property taxes, $2.5 million and $3.9 million of accrued capital expenditures and $19.4 million and $24.8 million of other accrued liabilities as of June 30, 2021 and December 31, 2020, respectively, and $2.6 million of deferred tax liabilities as of December 31, 2020.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rooms	$86,896	$13,099	$137,308	$124,900
Food and beverage	25,614	3,038	39,539	46,943
Other	12,281	4,242	20,881	18,531
Total revenues	124,791	20,379	197,728	190,374
Operating Expenses:
Rooms	21,466	7,143	35,294	42,796
Food and beverage	19,573	4,715	31,134	35,802
Management fees	2,291	(78)	3,410	3,399
Franchise fees	3,735	793	6,182	6,589
Other hotel expenses	51,874	40,720	100,809	118,563
Depreciation and amortization	24,692	28,783	51,654	58,883
Impairment losses	4,145	—	126,697	—
Corporate expenses	8,290	6,826	15,449	12,383
Total operating expenses, net	136,066	88,902	370,629	278,415

Interest and other (income) expense, net	(315)	(150)	(471)	249
Interest expense	10,710	11,629	19,194	32,847
Total other expenses, net	10,395	11,479	18,723	33,096
Loss before income taxes	(21,670)	(80,002)	(191,624)	(121,137)
Income tax benefit	2,551	6,615	938	13,058
Net loss	(19,119)	(73,387)	(190,686)	(108,079)
Less: Net loss attributable to noncontrolling interests	86	605	806	738
Net loss attributable to the Company	(19,033)	(72,782)	(189,880)	(107,341)
Distributions to preferred stockholders	(2,454)	—	(4,908)	—
Net loss attributable to common stockholders	$(21,487)	$(72,782)	$(194,788)	$(107,341)
Loss per share:
Net loss per share available to common stockholders - basic	$(0.10)	$(0.36)	$(0.92)	$(0.53)
Net loss per share available to common stockholders - diluted	$(0.10)	$(0.36)	$(0.92)	$(0.53)

Weighted-average number of common shares outstanding:
Basic	211,966,308	200,797,317	211,819,758	201,002,576
Diluted	211,966,308	200,797,317	211,819,758	201,002,576

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(19,119)	$(73,387)	$29,074
Interest expense	10,710	11,629	12,418
Income tax (benefit) expense	(2,551)	(6,615)	4,571
Real estate related depreciation and amortization	24,692	28,783	29,335
EBITDA	13,732	(39,590)	75,398
Impairment losses	4,145	—	—
EBITDAre	17,877	(39,590)	75,398
Non-cash lease expense and other amortization	1,671	1,708	1,784
Professional fees and pre-opening costs related to Frenchman's Reef (1)	478	122	3,700
Hotel manager transition items	—	334	171
Severance costs (2)	(226)	393	—
Adjusted EBITDA	$19,800	$(37,033)	$81,053

	Six Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(190,686)	$(108,079)	$38,054
Interest expense	19,194	32,847	24,080
Income tax (benefit) expense	(938)	(13,058)	722
Real estate related depreciation and amortization	51,654	58,883	58,331
EBITDA	(120,776)	(29,407)	121,187
Impairment losses	126,697	—	—
EBITDAre	5,921	(29,407)	121,187
Non-cash lease expense and other amortization	3,343	3,458	3,499
Professional fees and pre-opening costs related to Frenchman's Reef (1)	1,053	(175)	5,067
Hotel manager transition items	128	561	468
Severance costs (2)	(216)	393	—
Adjusted EBITDA	$10,229	$(25,170)	$130,221
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA

The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(19,119)	$(73,387)	$29,074
Interest expense	10,710	11,629	12,418
Income tax (benefit) expense	(2,551)	(6,615)	4,571
Real estate related depreciation and amortization	24,692	28,783	29,335
EBITDA	13,732	(39,590)	75,398
Corporate expenses	8,290	6,826	7,403
Interest and other (income) expense, net	(315)	(150)	(105)
Professional fees and pre-opening costs related to Frenchman's Reef (1)	478	122	3,700
Impairment losses	4,145	—	—
Hotel EBITDA	26,330	(32,792)	86,396
Non-cash lease expense and other amortization	1,671	1,708	1,784
Hotel manager transition items	—	334	171
Severance costs (2)	(226)	393	—
Hotel Adjusted EBITDA	$27,775	$(30,357)	$88,351

	Six Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(190,686)	$(108,079)	$38,054
Interest expense	19,194	32,847	24,080
Income tax (benefit) expense	(938)	(13,058)	722
Real estate related depreciation and amortization	51,654	58,883	58,331
EBITDA	(120,776)	(29,407)	121,187
Corporate expenses	15,449	12,383	14,467
Interest and other (income) expense, net	(471)	249	(408)
Professional fees and pre-opening costs related to Frenchman's Reef (1)	1,053	(175)	5,067
Impairment losses	126,697	—	—
Hotel EBITDA	21,952	(16,950)	140,313
Non-cash lease expense and other amortization	3,343	3,458	3,499
Hotel manager transition items	128	561	468
Severance costs (2)	(216)	393	—
Hotel Adjusted EBITDA	$25,207	$(12,538)	$144,280
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(19,119)	$(73,387)	$29,074
Real estate related depreciation and amortization	24,692	28,783	29,335
Impairment losses, net of tax	6,945	—	—
FFO	12,518	(44,604)	58,409
Distribution to preferred stockholders	(2,454)	—	—
FFO available to common stock and unit holders	10,064	(44,604)	58,409
Non-cash lease expense and other amortization	1,671	1,708	1,784
Professional fees and pre-opening costs related to Frenchman's Reef (1)	478	122	3,700
Hotel manager transition items	—	334	171
Severance costs (2)	(226)	393	—
Fair value adjustments to interest rate swaps	(838)	1,000	1,075
Adjusted FFO available to common stock and unit holders	$11,149	$(41,047)	$65,139
Adjusted FFO available to common stock and unit holders, per diluted share	$0.05	$(0.20)	$0.32

	Six Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(190,686)	$(108,079)	$38,054
Real estate related depreciation and amortization	51,654	58,883	58,331
Impairment losses, net of tax	129,497	—	—
FFO	(9,535)	(49,196)	96,385
Distribution to preferred stockholders	(4,908)	—	—
FFO available to common stock and unit holders	(14,443)	(49,196)	96,385
Non-cash lease expense and other amortization	3,343	3,458	3,499
Professional fees and pre-opening costs related to Frenchman's Reef (1)	1,053	(175)	5,067
Hotel manager transition items	128	561	468
Severance costs (2)	(216)	393	—
Fair value adjustments to interest rate swaps	(3,569)	12,312	1,647
Adjusted FFO available to common stock and unit holders	$(13,704)	$(32,647)	$107,066
Adjusted FFO available to common stock and unit holders, per diluted share	$(0.06)	$(0.16)	$0.53
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2) Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for our 2021 dispositions (in thousands):

	Three Months Ended June 30,
	2021	2020	2019
Revenues	$124,791	$20,379	$257,918
Hotel revenues from sold hotels (1)	(18)	(56)	(18,275)
Comparable Revenues	$124,773	$20,323	$239,643

Hotel Adjusted EBITDA	$27,775	$(30,357)	$88,351
Hotel Adjusted EBITDA from sold hotels (1)	1,263	3,600	(4,895)
Comparable Hotel Adjusted EBITDA	$29,038	$(26,757)	$83,456

Hotel Adjusted EBITDA Margin	22.26%	(148.96)%	34.26%
Comparable Hotel Adjusted EBITDA Margin	23.27%	(131.66)%	34.83%

	Six Months Ended June 30,
	2021	2020	2019
Revenues	$197,728	$190,374	$460,293
Hotel revenues from sold hotels (1)	(60)	(8,703)	(29,534)
Comparable Revenues	$197,668	$181,671	$430,759

Hotel Adjusted EBITDA	$25,207	$(12,538)	$144,280
Hotel Adjusted EBITDA from sold hotels (1)	4,486	7,303	(12,815)
Comparable Hotel Adjusted EBITDA	$29,693	$(5,235)	$131,465

Hotel Adjusted EBITDA Margin	12.75%	(6.59)%	31.35%
Comparable Hotel Adjusted EBITDA Margin	15.02%	(2.88)%	30.52%
(1) Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information includes historical quarterly operating results for our 31-hotel portfolio, which includes our 2021 acquisitions and excludes our 2021 dispositions.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$219.47	$248.90	$236.57	$241.30	$237.05
Occupancy	72.7%	82.5%	81.6%	76.0%	78.2%
RevPAR	$159.65	$205.33	$192.99	$183.45	$185.44
Total RevPAR	$240.00	$297.31	$271.43	$265.12	$268.54
Revenues (in thousands)	$197,032	$246,875	$227,987	$222,692	$894,586
Hotel Adjusted EBITDA (in thousands)	$49,794	$86,216	$70,566	$65,256	$271,832
Hotel Adjusted EBITDA Margin	25.27%	34.92%	30.95%	29.30%	30.39%
Available Rooms	820,964	830,375	839,960	839,960	3,331,259

	Quarter 1, 2020	Quarter 2, 2020	Quarter 3, 2020	Quarter 4, 2020	Full Year 2020
ADR	$220.21	$182.83	$209.07	$204.26	$211.78
Occupancy	58.9%	9.2%	19.9%	23.2%	27.8%
RevPAR	$129.70	$16.75	$41.55	$47.47	$58.79
Total RevPAR	$199.94	$26.09	$62.18	$72.34	$90.01
Revenues (in thousands)	$166,112	$21,677	$52,231	$60,760	$300,780
Hotel Adjusted EBITDA (in thousands)	$22,901	$(27,200)	$(14,259)	$(4,727)	$(23,285)
Hotel Adjusted EBITDA Margin	13.79%	(125.48)%	(27.30)%	(7.78)%	(7.74)%
Available Rooms	830,830	830,830	839,960	839,960	3,341,580

	Quarter 1, 2021	Quarter 2, 2021
ADR	$217.87	$221.73
Occupancy	28.6%	48.3%
RevPAR	$62.25	$107.09
Total RevPAR	$90.13	$153.37
Revenues (in thousands)	$74,064	$127,459
Hotel Adjusted EBITDA (in thousands)	$(58)	$29,569
Hotel Adjusted EBITDA Margin	(0.08)%	23.20%
Available Rooms	821,790	831,074

Market Capitalization as of June 30, 2021
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2021 closing price of $9.70/share)	$2,070,237
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	990,141
Cash and cash equivalents	(192,942)
Total enterprise value	$2,986,436
Share Reconciliation

Common shares outstanding	210,304
Operating partnership units	956
Unvested restricted stock held by management and employees	1,424
Share grants under deferred compensation plan	1,698
Combined shares and units	214,382

Debt Summary as of June 30, 2021
(dollars in thousands)
Loan	Interest Rate as of June 30, 2021	Term	Outstanding Principal	Maturity
Salt Lake City Marriott Downtown at City Creek	LIBOR + 3.25 (1)	Variable	46,350	January 2022 (2)
Westin Washington D.C. City Center	3.99%	Fixed	57,106	January 2023
The Lodge at Sonoma Resort	3.96%	Fixed	25,966	April 2023
Westin San Diego Downtown	3.94%	Fixed	59,436	April 2023
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	78,713	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	78,338	May 2025
JW Marriott Denver Cherry Creek	4.33%	Fixed	59,423	July 2025
Westin Boston Seaport District	4.36%	Fixed	184,809	November 2025
Unamortized debt issuance costs			(2,169)
Total mortgage and other debt, net of unamortized debt issuance costs			587,972

Unsecured term loan	LIBOR + 2.40% (3)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 2.40% (4)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,725)
Unsecured term loans, net of unamortized debt issuance costs			398,275

Senior unsecured credit facility	LIBOR + 2.55% (5)	Variable	—	July 2023 (6)

Total debt, net of unamortized debt issuance costs			$986,247
Weighted-average interest rate of fixed rate debt	4.25%
Total weighted-average interest rate	3.97%
(1)LIBOR is subject to a floor of 1.0%.
(2)The loan may be extended for an additional year upon satisfaction of certain conditions.
(3)The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024. LIBOR is subject to a floor of 0.25%.
(4)    The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.
(5)    LIBOR is subject to a floor of 0.25%.
(6)    May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

	Monthly Operating Statistics (1)
	Number of Rooms	ADR			Occupancy			RevPAR
		April 2021	April 2020	B/(W) 2020	April 2021	April 2020	B/(W) 2020	April 2021	April 2020	B/(W) 2020

Total Open for Entire Period - 26 Hotels	7,207	$226.38	$123.03	84.0%	47.1%	7.2%	39.9%	$106.52	$8.90	1,096.9%

Resorts - 12 Hotels	2,215	$343.72	$65.76	422.7%	64.3%	6.3%	58.0%	$220.87	$4.14	5,235.0%

Total - 29 Hotels	8,878	$224.72	$122.82	83.0%	39.1%	5.9%	33.2%	$87.81	$7.21	1,117.9%

	Number of Rooms	April 2021	April 2019	B/(W) 2019	April 2021	April 2019	B/(W) 2019	April 2021	April 2019	B/(W) 2019

Total Open for Entire Period - 26 Hotels	7,207	$226.38	$245.39	(7.7)%	47.1%	81.0%	(33.9)%	$106.52	$198.70	(46.4)%

Resorts - 12 Hotels	2,215	$343.72	$282.94	21.5%	64.3%	75.0%	(10.7)%	$220.87	$212.27	4.1%

Total - 29 Hotels	8,878	$224.72	$242.97	(7.5)%	39.1%	81.2%	(42.1)%	$87.81	$197.31	(55.5)%

	Number of Rooms	May 2021	May 2020	B/(W) 2020	May 2021	May 2020	B/(W) 2020	May 2021	May 2020	B/(W) 2020

Total Open for Entire Period - 27 Hotels	8,407	$223.63	$182.41	22.6%	48.4%	8.1%	40.3%	$108.27	$14.78	632.5%

Resorts - 12 Hotels	2,215	$364.83	$274.32	33.0%	60.3%	7.7%	52.6%	$220.15	$21.01	947.8%

Total - 29 Hotels	8,878	$220.61	$182.39	21.0%	47.5%	7.7%	39.8%	$104.77	$13.99	648.9%

	Number of Rooms	May 2021	May 2019	B/(W) 2019	May 2021	May 2019	B/(W) 2019	May 2021	May 2019	B/(W) 2019

Total Open for Entire Period - 27 Hotels	8,407	$223.63	$250.67	(10.8)%	48.4%	79.4%	(31.0)%	$108.27	$198.92	(45.6)%

Resorts - 12 Hotels	2,215	$364.83	$268.21	36.0%	60.3%	71.3%	(11.0)%	$220.15	$191.25	15.1%

Total - 29 Hotels	8,878	$220.61	$252.56	(12.7)%	47.5%	80.2%	(32.7)%	$104.77	$202.54	(48.3)%

	Number of Rooms	June 2021	June 2020	B/(W) 2020	June 2021	June 2020	B/(W) 2020	June 2021	June 2020	B/(W) 2020

Total Open for Entire Period - 29 Hotels	8,878	$220.83	$193.96	13.9%	59.0%	14.2%	44.8%	$130.20	$27.53	372.9%

Resorts - 12 Hotels	2,215	$347.29	$246.74	40.8%	70.4%	25.9%	44.5%	$244.35	$63.86	282.6%

	Number of Rooms	June 2021	June 2019	B/(W) 2019	June 2021	June 2019	B/(W) 2019	June 2021	June 2019	B/(W) 2019

Total Open for Entire Period - 29 Hotels	8,878	$220.83	$249.81	(11.6)%	59.0%	85.4%	(26.4)%	$130.20	$213.44	(39.0)%

Resorts - 12 Hotels	2,215	$347.29	$244.58	42.0%	70.4%	78.7%	(8.3)%	$244.35	$192.52	26.9%

	Operating Statistics – Second Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		2Q 2021	2Q 2020	B/(W) 2020	2Q 2021	2Q 2020	B/(W) 2020	2Q 2021	2Q 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$102.97	$120.47	(14.5)%	49.4%	6.8%	42.6%	$50.82	$8.14	524.3%
Barbary Beach House Key West	186	$416.33	$217.38	91.5%	96.1%	11.3%	84.8%	$400.05	$24.64	1,523.6%
Bethesda Marriott Suites	272	$106.48	$137.27	(22.4)%	32.0%	4.3%	27.7%	$34.07	$5.96	471.6%
Cavallo Point, The Lodge at the Golden Gate	142	$591.42	$496.03	19.2%	45.4%	0.5%	44.9%	$268.80	$2.69	9,892.6%
Courtyard Denver Downtown	177	$130.97	$103.98	26.0%	65.5%	5.6%	59.9%	$85.82	$5.84	1,369.5%
Courtyard New York Manhattan/Midtown East	321	$159.76	$141.61	12.8%	81.7%	75.8%	5.9%	$130.51	$107.33	21.6%
Havana Cabana Key West	106	$300.11	$195.05	53.9%	97.0%	16.6%	80.4%	$291.21	$32.37	799.6%
Hilton Boston Downtown/Faneuil Hall	403	$161.64	$—	100.0%	54.5%	—%	54.5%	$88.05	$—	100.0%
Hilton Burlington Lake Champlain	258	$190.76	$—	100.0%	61.7%	—%	61.7%	$117.78	$—	100.0%
Hotel Emblem San Francisco	96	$145.08	$127.09	14.2%	37.8%	0.7%	37.1%	$54.77	$0.89	6,053.9%
Hotel Palomar Phoenix	242	$158.11	$121.27	30.4%	60.6%	3.5%	57.1%	$95.78	$4.21	2,175.1%
JW Marriott Denver Cherry Creek	199	$248.86	$206.39	20.6%	68.4%	6.8%	61.6%	$170.32	$13.96	1,120.1%
Kimpton Shorebreak Resort	157	$302.65	$190.15	59.2%	74.4%	49.6%	24.8%	$225.22	$94.27	138.9%
L'Auberge de Sedona	88	$997.93	$594.35	67.9%	89.0%	36.7%	52.3%	$888.40	$217.83	307.8%
Orchards Inn Sedona	70	$334.13	$193.50	72.7%	81.4%	19.2%	62.2%	$271.81	$37.06	633.4%
Renaissance Charleston Historic District Hotel	167	$328.57	$177.89	84.7%	90.5%	15.0%	75.5%	$297.43	$26.67	1,015.2%
Salt Lake City Marriott Downtown at City Creek	510	$131.56	$128.69	2.2%	42.8%	4.6%	38.2%	$56.29	$5.93	849.2%
The Gwen Hotel	311	$232.02	$207.55	11.8%	50.9%	2.6%	48.3%	$118.16	$5.44	2,072.1%
The Landing Lake Tahoe Resort & Spa	82	$437.62	$344.41	27.1%	58.6%	19.0%	39.6%	$256.64	$65.40	292.4%
The Lodge at Sonoma Resort	182	$314.26	$—	100.0%	69.9%	—%	69.9%	$219.71	$—	100.0%
Vail Marriott Mountain Resort	344	$237.42	$(90.74)	361.6%	18.7%	2.7%	16.0%	$44.34	$(2.49)	1,880.7%
Westin Boston Seaport District	793	$153.88	$—	100.0%	36.4%	—%	36.4%	$55.94	$—	100.0%
Westin Fort Lauderdale Beach Resort	433	$253.42	$141.48	79.1%	67.0%	18.4%	48.6%	$169.80	$26.04	552.1%
Westin San Diego Downtown	436	$141.23	$169.28	(16.6)%	57.1%	27.9%	29.2%	$80.58	$47.18	70.8%
Westin Washington D.C. City Center	410	$127.66	$147.51	(13.5)%	24.4%	1.8%	22.6%	$31.21	$2.62	1,091.2%
Worthington Renaissance Fort Worth Hotel	504	$159.15	$146.86	8.4%	55.8%	11.3%	44.5%	$88.74	$16.64	433.3%
Total Open for Entire Period - 26 Hotels	7,207	$228.20	$175.73	29.9%	54.0%	11.4%	42.6%	$123.30	$19.98	517.1%

Total Closed for All or Part of Period - 4 Hotels	2,396	$161.17	$431.14	(62.6)%	20.5%	—%	20.5%	$33.08	$—	100.0%

Resorts - 12 Hotels	2,215	$351.68	$223.80	57.1%	64.9%	13.2%	51.7%	$228.36	$29.57	672.3%

Comparable Total (1)	8,878	$221.79	$175.76	26.2%	48.5%	9.2%	39.3%	$107.56	$16.22	563.1%

(1) Excludes the two hotels sold in 2021: Frenchman's Reef and The Lexington Hotel.

	Operating Statistics – Second Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		2Q 2021	2Q 2019	B/(W) 2019	2Q 2021	2Q 2019	B/(W) 2019	2Q 2021	2Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$102.97	$160.44	(35.8)%	49.4%	74.8%	(25.4)%	$50.82	$119.97	(57.6)%
Barbary Beach House Key West	186	$416.33	$244.49	70.3%	96.1%	86.4%	9.7%	$400.05	$211.26	89.4%
Bethesda Marriott Suites	272	$106.48	$188.39	(43.5)%	32.0%	83.3%	(51.3)%	$34.07	$156.97	(78.3)%
Cavallo Point, The Lodge at the Golden Gate	142	$591.42	$467.43	26.5%	45.4%	64.0%	(18.6)%	$268.80	$299.11	(10.1)%
Courtyard Denver Downtown	177	$130.97	$207.53	(36.9)%	65.5%	83.8%	(18.3)%	$85.82	$173.87	(50.6)%
Courtyard New York Manhattan/Midtown East	321	$159.76	$274.26	(41.7)%	81.7%	97.3%	(15.6)%	$130.51	$266.76	(51.1)%
Havana Cabana Key West	106	$300.11	$202.86	47.9%	97.0%	90.4%	6.6%	$291.21	$183.30	58.9%
Hilton Boston Downtown/Faneuil Hall	403	$161.64	$375.21	(56.9)%	54.5%	90.5%	(36.0)%	$88.05	$339.67	(74.1)%
Hilton Burlington Lake Champlain	258	$190.76	$191.05	(0.2)%	61.7%	84.0%	(22.3)%	$117.78	$160.56	(26.6)%
Hotel Emblem San Francisco	96	$145.08	$227.87	(36.3)%	37.8%	87.1%	(49.3)%	$54.77	$198.47	(72.4)%
Hotel Palomar Phoenix	242	$158.11	$174.16	(9.2)%	60.6%	86.5%	(25.9)%	$95.78	$150.69	(36.4)%
JW Marriott Denver Cherry Creek	199	$248.86	$265.01	(6.1)%	68.4%	79.2%	(10.8)%	$170.32	$209.77	(18.8)%
Kimpton Shorebreak Resort	157	$302.65	$258.74	17.0%	74.4%	78.9%	(4.5)%	$225.22	$204.07	10.4%
L'Auberge de Sedona	88	$997.93	$669.18	49.1%	89.0%	83.8%	5.2%	$888.40	$560.63	58.5%
Orchards Inn Sedona	70	$334.13	$267.91	24.7%	81.4%	85.0%	(3.6)%	$271.81	$227.70	19.4%
Renaissance Charleston Historic District Hotel	167	$328.57	$301.89	8.8%	90.5%	90.3%	0.2%	$297.43	$272.57	9.1%
Salt Lake City Marriott Downtown at City Creek	510	$131.56	$167.09	(21.3)%	42.8%	72.8%	(30.0)%	$56.29	$121.65	(53.7)%
The Gwen Hotel	311	$232.02	$285.70	(18.8)%	50.9%	87.9%	(37.0)%	$118.16	$251.18	(53.0)%
The Landing Lake Tahoe Resort & Spa	82	$437.62	$270.62	61.7%	58.6%	55.1%	3.5%	$256.64	$149.15	72.1%
The Lodge at Sonoma Resort	182	$314.26	$327.39	(4.0)%	69.9%	77.4%	(7.5)%	$219.71	$253.52	(13.3)%
Vail Marriott Mountain Resort	344	$237.42	$174.07	36.4%	18.7%	44.3%	(25.6)%	$44.34	$77.08	(42.5)%
Westin Boston Seaport District	793	$153.88	$278.41	(44.7)%	36.4%	85.0%	(48.6)%	$55.94	$236.51	(76.3)%
Westin Fort Lauderdale Beach Resort	433	$253.42	$198.53	27.6%	67.0%	80.7%	(13.7)%	$169.80	$160.28	5.9%
Westin San Diego Downtown	436	$141.23	$199.95	(29.4)%	57.1%	82.5%	(25.4)%	$80.58	$164.92	(51.1)%
Westin Washington D.C. City Center	410	$127.66	$239.48	(46.7)%	24.4%	92.4%	(68.0)%	$31.21	$221.35	(85.9)%
Worthington Renaissance Fort Worth Hotel	504	$159.15	$192.06	(17.1)%	55.8%	77.5%	(21.7)%	$88.74	$148.88	(40.4)%
Total Open for Entire Period - 26 Hotels	7,207	$228.20	$245.63	(7.1)%	54.0%	81.2%	(27.2)%	$123.30	$199.35	(38.1)%

Total Closed for All or Part of Period - 4 Hotels	2,396	$161.17	$262.83	(38.7)%	20.5%	89.1%	(68.6)%	$33.08	$234.06	(85.9)%

Resorts - 12 Hotels	2,215	$351.68	$264.89	32.8%	64.9%	75.0%	(10.1)%	$228.36	$198.60	15.0%

Comparable Total (1)	8,878	$221.79	$248.50	(10.7)%	48.5%	82.3%	(33.8)%	$107.56	$204.41	(47.4)%

(1) Excludes the two hotels sold in 2021: Frenchman's Reef and The Lexington Hotel.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2021	YTD 2020	B/(W) 2020	YTD 2021	YTD 2020	B/(W) 2020	YTD 2021	YTD 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$100.26	$167.54	(40.2)%	36.2%	29.1%	7.1%	$36.30	$48.74	(25.5)%
Barbary Beach House Key West	186	$384.54	$315.35	21.9%	89.7%	46.6%	43.1%	$345.05	$146.87	134.9%
Bethesda Marriott Suites	272	$106.15	$168.34	(36.9)%	25.3%	25.9%	(0.6)%	$26.82	$43.57	(38.4)%
Cavallo Point, The Lodge at the Golden Gate	142	$578.35	$445.49	29.8%	32.5%	23.5%	9.0%	$187.76	$104.56	79.6%
Courtyard Denver Downtown	177	$118.06	$163.06	(27.6)%	50.7%	26.0%	24.7%	$59.86	$42.40	41.2%
Courtyard New York Manhattan/Midtown East	321	$144.74	$154.60	(6.4)%	74.4%	76.2%	(1.8)%	$107.65	$117.86	(8.7)%
Havana Cabana Key West	106	$281.56	$271.00	3.9%	93.9%	48.7%	45.2%	$264.50	$131.99	100.4%
Hilton Boston Downtown/Faneuil Hall	403	$146.29	$191.87	(23.8)%	37.9%	32.8%	5.1%	$55.51	$62.99	(11.9)%
Hilton Burlington Lake Champlain	258	$164.69	$133.81	23.1%	47.3%	19.7%	27.6%	$77.93	$26.38	195.4%
Hotel Emblem San Francisco	96	$140.33	$255.03	(45.0)%	26.5%	33.9%	(7.4)%	$37.24	$86.46	(56.9)%
Hotel Palomar Phoenix	242	$153.56	$225.78	(32.0)%	55.2%	37.4%	17.8%	$84.76	$84.49	0.3%
JW Marriott Denver Cherry Creek	199	$231.47	$228.56	1.3%	54.0%	31.6%	22.4%	$124.97	$72.19	73.1%
Kimpton Shorebreak Resort	157	$276.07	$211.59	30.5%	59.0%	55.2%	3.8%	$162.80	$116.73	39.5%
L'Auberge de Sedona	88	$864.93	$568.53	52.1%	84.9%	50.3%	34.6%	$734.44	$286.00	156.8%
Orchards Inn Sedona	70	$299.29	$209.22	43.1%	71.8%	37.2%	34.6%	$215.03	$77.91	176.0%
Renaissance Charleston Historic District Hotel	167	$285.01	$225.04	26.6%	73.8%	40.3%	33.5%	$210.26	$90.78	131.6%
Salt Lake City Marriott Downtown at City Creek	510	$121.90	$167.49	(27.2)%	36.7%	28.0%	8.7%	$44.71	$46.81	(4.5)%
The Gwen Hotel	311	$219.19	$193.42	13.3%	37.3%	31.8%	5.5%	$81.70	$61.51	32.8%
The Landing Lake Tahoe Resort & Spa	82	$392.31	$299.20	31.1%	54.1%	33.1%	21.0%	$212.25	$99.16	114.0%
The Lodge at Sonoma Resort	182	$286.64	$233.39	22.8%	48.9%	23.0%	25.9%	$140.21	$53.58	161.7%
Vail Marriott Mountain Resort	344	$345.38	$444.29	(22.3)%	46.0%	33.0%	13.0%	$158.90	$146.46	8.5%
Westin Boston Seaport District	793	$143.95	$196.96	(26.9)%	25.7%	29.9%	(4.2)%	$37.03	$58.95	(37.2)%
Westin Fort Lauderdale Beach Resort	433	$254.22	$251.18	1.2%	61.5%	49.5%	12.0%	$156.34	$124.30	25.8%
Westin San Diego Downtown	436	$141.30	$182.76	(22.7)%	39.6%	47.3%	(7.7)%	$55.96	$86.53	(35.3)%
Westin Washington D.C. City Center	410	$133.76	$191.70	(30.2)%	16.7%	31.0%	(14.3)%	$22.27	$59.48	(62.6)%
Worthington Renaissance Fort Worth Hotel	504	$150.46	$187.14	(19.6)%	45.4%	34.4%	11.0%	$68.26	$64.47	5.9%
Total Open for Entire Period - 26 Hotels	7,207	$223.73	$220.89	1.3%	45.0%	36.1%	8.9%	$100.62	$79.72	26.2%

Total Closed for All or Part of Period - 4 Hotels	2,396	$161.09	$172.92	(6.8)%	9.5%	29.4%	(19.9)%	$15.26	$50.87	(70.0)%

Resorts - 12 Hotels	2,215	$333.41	$295.43	12.9%	60.2%	38.1%	22.1%	$200.66	$112.47	78.4%

Comparable Total (1)	8,878	$219.95	$213.39	3.1%	38.9%	34.1%	4.8%	$85.46	$72.72	17.5%

(1) Excludes the two hotels sold in 2021: Frenchman's Reef and The Lexington Hotel.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2021	YTD 2019	B/(W) 2019	YTD 2021	YTD 2019	B/(W) 2019	YTD 2021	YTD 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$100.26	$168.59	(40.5)%	36.2%	72.6%	(36.4)%	$36.30	$122.44	(70.4)%
Barbary Beach House Key West	186	$384.54	$278.48	38.1%	89.7%	90.2%	(0.5)%	$345.05	$251.22	37.3%
Bethesda Marriott Suites	272	$106.15	$181.32	(41.5)%	25.3%	74.4%	(49.1)%	$26.82	$134.84	(80.1)%
Cavallo Point, The Lodge at the Golden Gate	142	$578.35	$452.75	27.7%	32.5%	63.7%	(31.2)%	$187.76	$288.31	(34.9)%
Courtyard Denver Downtown	177	$118.06	$191.01	(38.2)%	50.7%	78.6%	(27.9)%	$59.86	$150.07	(60.1)%
Courtyard New York Manhattan/Midtown East	321	$144.74	$233.54	(38.0)%	74.4%	94.7%	(20.3)%	$107.65	$221.06	(51.3)%
Havana Cabana Key West	106	$281.56	$229.10	22.9%	93.9%	92.5%	1.4%	$264.50	$211.96	24.8%
Hilton Boston Downtown/Faneuil Hall	403	$146.29	$290.58	(49.7)%	37.9%	87.0%	(49.1)%	$55.51	$252.94	(78.1)%
Hilton Burlington Lake Champlain	258	$164.69	$163.67	0.6%	47.3%	77.4%	(30.1)%	$77.93	$126.66	(38.5)%
Hotel Emblem San Francisco	96	$140.33	$235.46	(40.4)%	26.5%	72.4%	(45.9)%	$37.24	$170.45	(78.2)%
Hotel Palomar Phoenix	242	$153.56	$203.74	(24.6)%	55.2%	87.4%	(32.2)%	$84.76	$178.02	(52.4)%
JW Marriott Denver Cherry Creek	199	$231.47	$256.26	(9.7)%	54.0%	63.1%	(9.1)%	$124.97	$161.57	(22.7)%
Kimpton Shorebreak Resort	157	$276.07	$248.09	11.3%	59.0%	77.1%	(18.1)%	$162.80	$191.22	(14.9)%
L'Auberge de Sedona	88	$864.93	$623.67	38.7%	84.9%	82.1%	2.8%	$734.44	$512.04	43.4%
Orchards Inn Sedona	70	$299.29	$262.04	14.2%	71.8%	79.5%	(7.7)%	$215.03	$208.25	3.3%
Renaissance Charleston Historic District Hotel	167	$285.01	$270.69	5.3%	73.8%	87.1%	(13.3)%	$210.26	$235.71	(10.8)%
Salt Lake City Marriott Downtown at City Creek	510	$121.90	$170.00	(28.3)%	36.7%	66.0%	(29.3)%	$44.71	$112.24	(60.2)%
The Gwen Hotel	311	$219.19	$242.95	(9.8)%	37.3%	79.2%	(41.9)%	$81.70	$192.44	(57.5)%
The Landing Lake Tahoe Resort & Spa	82	$392.31	$273.14	43.6%	54.1%	54.1%	—%	$212.25	$147.69	43.7%
The Lodge at Sonoma Resort	182	$286.64	$286.18	0.2%	48.9%	69.5%	(20.6)%	$140.21	$198.88	(29.5)%
Vail Marriott Mountain Resort	344	$345.38	$346.67	(0.4)%	46.0%	63.2%	(17.2)%	$158.90	$219.14	(27.5)%
Westin Boston Seaport District	793	$143.95	$245.47	(41.4)%	25.7%	75.3%	(49.6)%	$37.03	$184.74	(80.0)%
Westin Fort Lauderdale Beach Resort	433	$254.22	$228.58	11.2%	61.5%	88.1%	(26.6)%	$156.34	$201.29	(22.3)%
Westin San Diego Downtown	436	$141.30	$195.09	(27.6)%	39.6%	80.0%	(40.4)%	$55.96	$156.11	(64.2)%
Westin Washington D.C. City Center	410	$133.76	$222.10	(39.8)%	16.7%	85.0%	(68.3)%	$22.27	$188.80	(88.2)%
Worthington Renaissance Fort Worth Hotel	504	$150.46	$190.08	(20.8)%	45.4%	78.5%	(33.1)%	$68.26	$149.15	(54.2)%
Total Open for Entire Period - 26 Hotels	7,207	$223.73	$237.00	(5.6)%	45.0%	78.1%	(33.1)%	$100.62	$185.05	(45.6)%

Total Closed for All or Part of Period - 4 Hotels	2,396	$161.09	$226.95	(29.0)%	9.5%	78.5%	(69.0)%	$15.26	$178.05	(91.4)%

Resorts - 12 Hotels	2,215	$333.41	$280.68	18.8%	60.2%	77.7%	(17.5)%	$200.66	$218.04	(8.0)%

Comparable Total (1)	8,878	$219.95	$234.54	(6.2)%	38.9%	77.5%	(38.6)%	$85.46	$181.66	(53.0)%

(1) Excludes the two hotels sold in 2021: Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
		Second Quarter 2021
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	91	$1,769	$(82)	$347	$—	$—	$265
Barbary Beach House Key West	91	$8,552	$4,412	$721	$—	$—	$5,133
Bethesda Marriott Suites	91	$1,012	$(2,439)	$515	$—	$1,494	$(430)
Cavallo Point, The Lodge at the Golden Gate	91	$7,346	$919	$1,838	$—	$94	$2,851
Chicago Marriott Downtown Magnificent Mile	77	$5,110	$(4,466)	$4,072	$6	$(397)	$(785)
Courtyard Denver Downtown	91	$1,595	$199	$376	$—	$—	$575
Courtyard New York Manhattan/Fifth Avenue	30	$781	$(1,554)	$329	$—	$253	$(972)
Courtyard New York Manhattan/Midtown East	91	$3,863	$(1,645)	$476	$929	$—	$(240)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	91	$3,834	$1,682	$275	$—	$—	$1,957
Hilton Boston Downtown/Faneuil Hall	91	$3,816	$(796)	$1,047	$—	$—	$251
Hilton Burlington Lake Champlain	91	$2,988	$398	$599	$—	$—	$997
Hilton Garden Inn New York/Times Square Central	59	$1,634	$(1,785)	$840	$—	$—	$(945)
Hotel Emblem San Francisco	91	$564	$(583)	$308	$—	$—	$(275)
Hotel Palomar Phoenix	91	$3,533	$4	$675	$—	$281	$960
JW Marriott Denver Cherry Creek	91	$5,003	$(66)	$779	$661	$5	$1,379
Kimpton Shorebreak Resort	91	$4,659	$1,417	$415	$—	$—	$1,832
L'Auberge de Sedona	91	$10,122	$4,265	$369	$—	$—	$4,634
Orchards Inn Sedona	91	$2,779	$1,126	$82	$—	$42	$1,250
Renaissance Charleston Historic District Hotel	91	$5,516	$1,967	$464	$—	$—	$2,431
Salt Lake City Marriott Downtown at City Creek	91	$3,445	$(159)	$516	$518	$11	$886
The Gwen Hotel	91	$5,104	$(371)	$1,093	$—	$—	$722
The Landing Lake Tahoe Resort & Spa	91	$2,918	$919	$418	$—	$—	$1,337
The Lexington Hotel	—	$18	$(1,278)	$—	$7	$8	$(1,263)
The Lodge at Sonoma Resort	91	$5,513	$487	$463	$266	$—	$1,216
Vail Marriott Mountain Resort	91	$1,936	$(1,619)	$1,053	$—	$—	$(566)
Westin Boston Seaport District	91	$6,269	$(5,224)	$2,532	$2,083	$(122)	$(731)
Westin Fort Lauderdale Beach Resort	91	$13,862	$3,333	$1,091	$—	$—	$4,424
Westin San Diego Downtown	91	$3,945	$(675)	$821	$602	$—	$748
Westin Washington D.C. City Center	91	$1,250	$(2,491)	$1,062	$616	$—	$(813)
Worthington Renaissance Fort Worth Hotel	91	$6,055	$(963)	$1,116	$749	$2	$904
Total		$124,791	$(5,068)	$24,692	$6,437	$1,671	$27,775
Less: Sold Hotels (2)		$(18)	$1,278	$—	$(7)	$(8)	$1,263
Comparable Total		$124,773	$(3,790)	$24,692	$6,430	$1,663	$29,038

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	91	$279	$(969)	$360	$—	$—	$(609)
Barbary Beach House Key West	30	$523	$(1,416)	$680	$—	$—	$(736)
Bethesda Marriott Suites	91	$243	$(2,958)	$677	$—	$1,506	$(775)
Cavallo Point, The Lodge at the Golden Gate	7	$141	$(2,940)	$1,837	$—	$94	$(1,009)
Chicago Marriott Downtown Magnificent Mile	9	$242	$(9,622)	$4,179	$55	$(397)	$(5,785)
Courtyard Denver Downtown	30	$196	$(713)	$376	$—	$—	$(337)
Courtyard New York Manhattan/Fifth Avenue	—	$46	$(2,036)	$329	$—	$253	$(1,454)
Courtyard New York Manhattan/Midtown East	91	$3,138	$(1,175)	$569	$972	$—	$366
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$6	$—	$—	$—	$6
Havana Cabana Key West	30	$447	$(586)	$272	$—	$—	$(314)
Hilton Boston Downtown/Faneuil Hall	—	$254	$(2,339)	$1,220	$—	$—	$(1,119)
Hilton Burlington Lake Champlain	—	$—	$(1,162)	$500	$—	$—	$(662)
Hilton Garden Inn New York/Times Square Central	—	$41	$(2,312)	$843	$—	$—	$(1,469)
Hotel Emblem San Francisco	5	$7	$(797)	$289	$—	$—	$(508)
Hotel Palomar Phoenix	10	$427	$(1,622)	$672	$39	$286	$(625)
JW Marriott Denver Cherry Creek	30	$256	$(2,252)	$535	$675	$6	$(1,036)
Kimpton Shorebreak Resort	91	$1,824	$(137)	$408	$—	$—	$271
L'Auberge de Sedona	91	$2,544	$92	$622	$—	$—	$714
Orchards Inn Sedona	47	$357	$(181)	$80	$—	$42	$(59)
Renaissance Charleston Historic District Hotel	53	$798	$(452)	$419	$—	$(32)	$(65)
Salt Lake City Marriott Downtown at City Creek	91	$903	$(1,690)	$552	$582	$—	$(556)
The Gwen Hotel	21	$318	$(2,411)	$1,110	$—	$—	$(1,301)
The Landing Lake Tahoe Resort & Spa	26	$733	$(413)	$425	$—	$—	$12
The Lexington Hotel	—	$56	$(6,664)	$3,043	$7	$8	$(3,606)
The Lodge at Sonoma Resort	—	$50	$(1,636)	$444	$273	$—	$(919)
Vail Marriott Mountain Resort	19	$81	$(2,829)	$1,121	$—	$—	$(1,708)
Westin Boston Seaport District	—	$543	$(7,553)	$2,559	$2,128	$(60)	$(2,926)
Westin Fort Lauderdale Beach Resort	91	$2,286	$(2,321)	$1,093	$—	$—	$(1,228)
Westin San Diego Downtown	91	$2,484	$(1,551)	$1,124	$618	$—	$191
Westin Washington D.C. City Center	91	$174	$(3,456)	$1,324	$640	$—	$(1,492)
Worthington Renaissance Fort Worth Hotel	91	$988	$(3,507)	$1,121	$765	$2	$(1,619)
Total		$20,379	$(67,602)	$28,783	$6,754	$1,708	$(30,357)
Less: Sold Hotels (2)		$(56)	$6,658	$(3,043)	$(7)	$(8)	$3,600
Comparable Total		$20,323	$(60,944)	$25,740	$6,747	$1,700	$(26,757)

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2019
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	91	$4,862	$1,188	$459	$—	$—	$1,647
Barbary Beach House Key West	91	$4,446	$1,217	$344	$—	$—	$1,561
Bethesda Marriott Suites	91	$5,234	$18	$474	$—	$1,517	$2,009
Cavallo Point, The Lodge at the Golden Gate	91	$10,721	$1,268	$1,789	$—	$110	$3,167
Chicago Marriott Downtown Magnificent Mile	91	$34,590	$9,306	$4,166	$47	$(397)	$13,122
Courtyard Denver Downtown	91	$3,291	$1,466	$287	$—	$—	$1,753
Courtyard New York Manhattan/Fifth Avenue	91	$4,341	$283	$440	$—	$253	$976
Courtyard New York Manhattan/Midtown East	91	$8,048	$981	$688	$964	$—	$2,633
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$(2)	$—	$—	$—	$(2)
Havana Cabana Key West	91	$2,438	$746	$235	$—	$—	$981
Hilton Boston Downtown/Faneuil Hall	91	$13,161	$4,939	$1,233	$—	$—	$6,172
Hilton Burlington Lake Champlain	91	$4,993	$1,422	$515	$—	$—	$1,937
Hilton Garden Inn New York/Times Square Central	91	$7,090	$1,457	$826	$—	$—	$2,283
Hotel Emblem San Francisco	91	$1,995	$180	$297	$—	$—	$477
Hotel Palomar Phoenix	91	$6,070	$668	$663	$38	$295	$1,664
JW Marriott Denver Cherry Creek	91	$5,797	$265	$688	$687	$6	$1,646
Kimpton Shorebreak Resort	91	$4,483	$1,192	$349	$—	$40	$1,581
L'Auberge de Sedona	91	$7,668	$2,101	$508	$—	$—	$2,609
Orchards Inn Sedona	91	$2,414	$622	$237	$—	$42	$901
Renaissance Charleston Historic District Hotel	91	$4,685	$1,906	$418	$—	$(32)	$2,292
Salt Lake City Marriott Downtown at City Creek	91	$7,863	$1,695	$574	$606	$—	$2,875
The Gwen Hotel	91	$9,881	$2,332	$1,149	$—	$—	$3,481
The Landing Lake Tahoe Resort & Spa	91	$1,804	$(332)	$385	$—	$—	$53
The Lexington Hotel	91	$18,275	$1,324	$3,557	$8	$8	$4,897
The Lodge at Sonoma Resort	91	$6,946	$1,501	$529	$280	$—	$2,310
Vail Marriott Mountain Resort	91	$4,485	$(1,622)	$1,035	$—	$—	$(587)
Westin Boston Seaport District	91	$29,239	$5,918	$2,436	$2,169	$(60)	$10,463
Westin Fort Lauderdale Beach Resort	91	$12,614	$2,220	$1,633	$—	$—	$3,853
Westin San Diego Downtown	91	$9,033	$1,629	$1,136	$634	$—	$3,399
Westin Washington D.C. City Center	91	$10,316	$2,030	$1,317	$662	$—	$4,009
Worthington Renaissance Fort Worth Hotel	91	$11,135	$2,548	$968	$780	$2	$4,298
Total		$257,918	$50,466	$29,335	$6,875	$1,784	$88,351
Less: Sold Hotels (2)		$(18,275)	$(1,322)	$(3,557)	$(8)	$(8)	$(4,895)
Comparable Total		$239,643	$49,144	$25,778	$6,867	$1,776	$83,456

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
		Year to Date 2021
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	181	$2,532	$(734)	$695	$—	$—	$(39)
Barbary Beach House Key West	181	$14,587	$6,945	$1,432	$—	$—	$8,377
Bethesda Marriott Suites	181	$1,566	$(5,094)	$1,038	$—	$2,996	$(1,060)
Cavallo Point, The Lodge at the Golden Gate	181	$10,224	$(812)	$3,675	$—	$187	$3,050
Chicago Marriott Downtown Magnificent Mile	79	$5,224	$(11,802)	$8,177	$48	$(795)	$(4,372)
Courtyard Denver Downtown	181	$2,286	$(263)	$759	$—	$—	$496
Courtyard New York Manhattan/Fifth Avenue	30	$833	$(3,211)	$658	$—	$507	$(2,046)
Courtyard New York Manhattan/Midtown East	181	$6,328	$(4,288)	$961	$1,853	$—	$(1,474)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	181	$6,952	$2,860	$541	$—	$—	$3,401
Hilton Boston Downtown/Faneuil Hall	181	$4,651	$(3,615)	$2,142	$—	$—	$(1,473)
Hilton Burlington Lake Champlain	181	$3,956	$(497)	$1,248	$—	$—	$751
Hilton Garden Inn New York/Times Square Central	59	$1,633	$(4,037)	$1,679	$—	$—	$(2,358)
Hotel Emblem San Francisco	181	$772	$(1,355)	$615	$—	$—	$(740)
Hotel Palomar Phoenix	181	$6,075	$(509)	$1,354	$—	$568	$1,413
JW Marriott Denver Cherry Creek	181	$7,423	$(1,576)	$1,573	$1,318	$10	$1,325
Kimpton Shorebreak Resort	181	$6,756	$1,298	$825	$—	$—	$2,123
L'Auberge de Sedona	181	$16,600	$6,020	$912	$—	$—	$6,932
Orchards Inn Sedona	181	$4,561	$1,604	$164	$—	$84	$1,852
Renaissance Charleston Historic District Hotel	181	$7,762	$2,086	$917	$—	$—	$3,003
Salt Lake City Marriott Downtown at City Creek	181	$5,563	$(1,223)	$1,044	$1,035	$11	$867
The Gwen Hotel	181	$7,041	$(2,516)	$2,188	$—	$—	$(328)
The Landing Lake Tahoe Resort & Spa	181	$4,527	$1,113	$834	$—	$—	$1,947
The Lexington Hotel	—	$60	$(6,440)	$1,925	$13	$16	$(4,486)
The Lodge at Sonoma Resort	181	$6,947	$(732)	$1,008	$531	$—	$807
Vail Marriott Mountain Resort	181	$13,211	$3,435	$1,954	$—	$—	$5,389
Westin Boston Seaport District	181	$7,632	$(13,221)	$5,077	$4,155	$(245)	$(4,234)
Westin Fort Lauderdale Beach Resort	181	$24,935	$5,781	$2,154	$—	$—	$7,935
Westin San Diego Downtown	181	$5,437	$(2,893)	$1,666	$1,202	$—	$(25)
Westin Washington D.C. City Center	181	$1,807	$(5,614)	$2,210	$1,232	$—	$(2,172)
Worthington Renaissance Fort Worth Hotel	181	$9,847	$(3,425)	$2,229	$1,494	$4	$302
Total		$197,728	$(42,715)	$51,654	$12,881	$3,343	$25,207
Less: Sold Hotels (2)		$(60)	$6,440	$(1,925)	$(13)	$(16)	$4,486
Comparable Total		$197,668	$(36,275)	$49,729	$12,868	$3,327	$29,693

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	182	$4,258	$(225)	$734	$—	$—	$509
Barbary Beach House Key West	112	$5,923	$(84)	$1,357	$—	$—	$1,273
Bethesda Marriott Suites	182	$2,979	$(5,055)	$1,206	$—	$3,020	$(829)
Cavallo Point, The Lodge at the Golden Gate	83	$7,857	$(4,007)	$3,706	$—	$187	$(114)
Chicago Marriott Downtown Magnificent Mile	100	$13,844	$(17,186)	$8,404	$108	$(795)	$(9,469)
Courtyard Denver Downtown	109	$1,665	$(715)	$719	$—	$—	$4
Courtyard New York Manhattan/Fifth Avenue	86	$2,324	$(3,530)	$780	$—	$507	$(2,243)
Courtyard New York Manhattan/Midtown East	182	$7,118	$(3,930)	$1,291	$1,923	$—	$(716)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	112	$3,164	$291	$525	$—	$—	$816
Hilton Boston Downtown/Faneuil Hall	82	$5,519	$(3,383)	$2,447	$—	$—	$(936)
Hilton Burlington Lake Champlain	90	$1,697	$(1,986)	$1,005	$—	$—	$(981)
Hilton Garden Inn New York/Times Square Central	88	$3,221	$(4,239)	$1,690	$—	$—	$(2,549)
Hotel Emblem San Francisco	87	$1,842	$(792)	$576	$—	$—	$(216)
Hotel Palomar Phoenix	100	$6,844	$(221)	$1,345	$77	$579	$1,780
JW Marriott Denver Cherry Creek	111	$3,661	$(3,545)	$1,342	$1,353	$12	$(838)
Kimpton Shorebreak Resort	182	$5,035	$(44)	$819	$—	$27	$802
L'Auberge de Sedona	182	$7,182	$(513)	$1,360	$—	$—	$847
Orchards Inn Sedona	137	$1,609	$(371)	$297	$—	$84	$10
Renaissance Charleston Historic District Hotel	144	$3,692	$(237)	$846	$—	$(63)	$546
Salt Lake City Marriott Downtown at City Creek	182	$7,628	$(698)	$1,111	$1,174	$—	$1,587
The Gwen Hotel	111	$5,005	$(3,960)	$2,223	$—	$—	$(1,737)
The Landing Lake Tahoe Resort & Spa	108	$2,447	$(828)	$835	$—	$—	$7
The Lexington Hotel	88	$8,703	$(13,995)	$6,664	$12	$16	$(7,303)
The Lodge at Sonoma Resort	80	$3,604	$(2,738)	$897	$548	$—	$(1,293)
Vail Marriott Mountain Resort	98	$12,561	$1,073	$2,231	$—	$—	$3,304
Westin Boston Seaport District	84	$16,674	$(11,334)	$5,168	$4,266	$(120)	$(2,020)
Westin Fort Lauderdale Beach Resort	182	$19,073	$3,625	$2,145	$—	$—	$5,770
Westin San Diego Downtown	182	$10,084	$(940)	$2,261	$1,240	$—	$2,561
Westin Washington D.C. City Center	182	$5,536	$(5,029)	$2,642	$1,285	$—	$(1,102)
Worthington Renaissance Fort Worth Hotel	182	$9,625	$(3,804)	$2,257	$1,533	$4	$(10)
Total		$190,374	$(88,400)	$58,883	$13,519	$3,458	$(12,538)
Less: Sold Hotels (2)		$(8,703)	$13,995	$(6,664)	$(12)	$(16)	$7,303
Comparable Total		$181,671	$(74,405)	$52,219	$13,507	$3,442	$(5,235)

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	181	$10,172	$2,768	$934	$—	$—	$3,702
Barbary Beach House Key West	181	$10,240	$3,612	$682	$—	$—	$4,294
Bethesda Marriott Suites	181	$9,171	$(954)	$951	$—	$3,042	$3,039
Cavallo Point, The Lodge at the Golden Gate	181	$19,967	$1,047	$3,729	$—	$142	$4,918
Chicago Marriott Downtown Magnificent Mile	181	$50,721	$5,239	$8,295	$118	$(795)	$12,857
Courtyard Denver Downtown	181	$5,537	$2,014	$584	$—	$—	$2,598
Courtyard New York Manhattan/Fifth Avenue	181	$7,226	$(622)	$881	$—	$507	$766
Courtyard New York Manhattan/Midtown East	181	$13,303	$(640)	$1,379	$1,922	$—	$2,661
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$8,800	$—	$—	$—	$8,800
Havana Cabana Key West	181	$5,354	$1,949	$480	$—	$—	$2,429
Hilton Boston Downtown/Faneuil Hall	181	$19,833	$4,853	$2,477	$—	$—	$7,330
Hilton Burlington Lake Champlain	181	$7,910	$1,466	$1,015	$—	$—	$2,481
Hilton Garden Inn New York/Times Square Central	181	$11,714	$787	$1,671	$—	$—	$2,458
Hotel Emblem San Francisco	181	$3,344	$(77)	$572	$—	$—	$495
Hotel Palomar Phoenix	181	$13,683	$2,743	$1,329	$76	$589	$4,737
JW Marriott Denver Cherry Creek	181	$8,474	$(1,213)	$1,229	$1,370	$12	$1,398
Kimpton Shorebreak Resort	181	$8,424	$1,778	$698	$—	$81	$2,557
L'Auberge de Sedona	181	$13,622	$2,960	$1,017	$—	$—	$3,977
Orchards Inn Sedona	181	$4,292	$896	$475	$—	$84	$1,455
Renaissance Charleston Historic District Hotel	181	$8,168	$2,796	$821	$—	$(63)	$3,554
Salt Lake City Marriott Downtown at City Creek	181	$14,737	$2,752	$1,104	$1,210	$—	$5,066
The Gwen Hotel	181	$14,937	$773	$2,208	$—	$—	$2,981
The Landing Lake Tahoe Resort & Spa	181	$3,558	$(792)	$761	$—	$—	$(31)
The Lexington Hotel	181	$29,534	$(3,098)	$7,085	$12	$16	$4,015
The Lodge at Sonoma Resort	181	$11,475	$1,165	$1,064	$558	$—	$2,787
Vail Marriott Mountain Resort	181	$19,880	$4,923	$2,025	$—	$—	$6,948
Westin Boston Seaport District	181	$46,982	$3,873	$4,849	$4,324	$(120)	$12,926
Westin Fort Lauderdale Beach Resort	181	$30,115	$8,172	$3,178	$—	$—	$11,350
Westin San Diego Downtown	181	$17,679	$3,330	$2,262	$1,264	$—	$6,856
Westin Washington D.C. City Center	181	$17,410	$1,795	$2,639	$1,322	$—	$5,756
Worthington Renaissance Fort Worth Hotel	181	$22,831	$5,729	$1,937	$1,555	$4	$9,225
Total		$460,293	$68,824	$58,331	$13,731	$3,499	$144,280
Less: Sold Hotels (2)		$(29,534)	$(5,702)	$(7,085)	$(12)	$(16)	$(12,815)
Comparable Total		$430,759	$63,122	$51,246	$13,719	$3,483	$131,465

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.